Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-281882) of our audit report dated April 20, 2026 relating to the consolidated financial statements of AIOS Tech Inc.(Formerly known as NiSun International Enterprise Development Group Co., Ltd) and its subsidiaries, for the years ended December 31, 2025, 2024 and 2023, appearing in the Annual Report on Form 20-F of AIOS Tech Inc. for the year ended December 31, 2025

/s/ Enrome LLP

Enrome LLP

Singapore, Singapore

April 20, 2026

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